CONFIRMING STATEMENT

	I, John K. Kibarian, (the "Attorney-in-Fact"), by virtue of the authority and the full power of substitution given to me by Thomas Caulfield  (the "Section 16
Reporting Person") in and by the Power of Attorney previously executed by the
Section 16 Reporting Person (the "Power of Attorney"), do hereby appoint Joy E.
Leo and Keith A. Jones, or either of them signing singly, as the
Attorney-in-Fact's substitute (each a "Substitute Attorney-in-Fact") to exercise all of the Attorney-in-Fact's powers provided for in the Power of Attorney, including full power and authority to do and perform each and every act requisite, necessary or convenient to be done in connection with such powers, as fully, to all intents and purposes, as the Attorney-in-Fact might or could do thereby.

	This Confirming Statement shall remain in full force and effect until the earlier of (i) the Section 16 Reporting Person is no longer required to file Forms 4 and 5 with respect to holdings of and transactions in securities issued by PDF Solutions, Inc. (the "Company") (unless the Power of Attorney executed by the Section 16 Reporting Person is earlier revoked by them in a signed writing delivered to the Attorney-in-Fact), (ii) the Attorney-in-Fact terminates the appointment of the Substitute Attorney-in-Fact or (iii) the Substitute Attorney-in-Fact ceases to be an employee of the Company.

	IN WITNESS WHEREOF, the undersigned has caused this Confirming Statement to be executed as of this 15th day of May, 2009.

    /s/ John K. Kibarian
__________________________________
JOHN K. KIBARIAN, Attorney-in-Fact
for Thomas Caulfield